UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2007

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TACTICAL SOLUTION PARTNERS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-52719	20-4086662
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2408 Peppermill Drive, Suite I, Glen Burnie, Maryland 21061

(Address of Principal Executive Office) (Zip Code)

(443) 557-0200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Company hereby amends its Current Report on Form 8-K filed on October 3, 2007 to provide information that was unavailable at the time of such filing, which reported the resignation of Maris J. Licis from his positions as a director and officer of the Company.

Item 1.02

Termination of a Material Definitive Agreement; Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2007 the Company entered into a Severance Agreement and Full Mutual Release (“Severance Agreement”) with Mr. Licis, providing, among other things, for the termination of his employment agreement, dated as of January 6, 2006, as thereafter amended. A description of Mr. Licis’ employment agreement is contained in Exhibit 10.1 of the Company’s Registration Statement on Form 10-SB filed on July 6, 2007 and incorporated herein by reference.  The Severance Agreement contains mutual releases and waivers with respect to matters arising out of Mr. Licis’ employment.  Under the terms of the Severance Agreement the Company will pay Mr. Licis a lump sum severance of $33,287.67, payable in bi-weekly installments.  In addition, the Company accelerated the vesting of 150,000 restricted shares of common stock granted to Mr. Licis in January 2006 and cancelled 3,479,904 unvested restricted shares that had been granted to him. A copy of the Severance Agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits. The following exhibit is filed as part of this Form 8-K:

Exhibit No.	Description

99.1	Severance Agreement and Full Mutual Release by and between the Company and Maris J. Licis, dated October 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TACTICAL SOLUTION PARTNERS, INC.
(Registrant)

By:	/s/ RICHARD A. SAJAC
Name:	Richard A. Sajac
Title:	President and Chief Executive Officer

Date: October 9, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Severance Agreement and Full Mutual Release by and between the Company and Maris J. Licis, dated October 3, 2007.